As filed with the Securities and Exchange Commission on May 17, 2019

Registration No. 333-224808

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

to

Post -Effective Amendment No. 1

To

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TROVAGENE, INC.

(Exact name of registrant as specified in its charter)

Delaware	2836	27-2004382
(State or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of incorporation or organization)	Classification Code Number)	Identification Number)

11055 Flintkote Avenue

San Diego, CA 92121

(858) 952-7570

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas H. Adams

Chief Executive Officer

Trovagene, Inc.

11055 Flintkote Avenue

San Diego, CA 92121

(858) 952-7570

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey J. Fessler, Esq.

Sheppard, Mullin, Richter & Hampton LLP

30 Rockefeller Plaza, 39th Floor

New York, New York 10112

Tel: (212) 653-8700

Fax: (212) 653-8701

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Trovagene, Inc. (the “Company”) previously filed a Registration Statement on Forms S-1 (File No. 333-224808 and File No. 333-225510) with the U.S. Securities and Exchange Commission (the “SEC”) on May 10, 2018 and June 8, 2018, respectively, which was declared effective by the SEC on June 8, 2018 (the “Existing Registration Statement”). This Amendment No. 3 to Post-Effective Amendment No. 1 (“Post-Effective Amendment”) to the Existing Registration Statement is being filed to incorporate by reference the Form 8-K filed by the Company on May 13, 2019 and delete certain non-applicable language in the Incorporation of Certain Information by Reference section.

Except as described above, no other changes have been made to Amendment No. 1.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus. We are incorporating by reference the documents listed below (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary), which we have already filed with the SEC:

•      our Annual Report on Form 10-K for the year ended December 31, 2018 filed on March 6, 2019;

•      Our Quarterly Report on Form 10-Q filed on May 7, 2019;

•      Our Current Reports on Form 8-K filed January 15, 2019, January 23, 2019, January 29, 2019, January 31, 2019, February 12, 2019, February 14, 2019, February 20, 2019, February 28, 2019, March 4, 2019, March 12, 2019, March 13, 2019, April 1, 2019, April 5, 2019;  April 23, 2019 and May 13, 2019; and

•      the description of our common stock contained in our Registration Statement on Form 8-A filed with the Commission on May 23, 2012.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Documents incorporated by reference are available from us, without charge. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone at the following address:

Trovagene, Inc.

11055 Flintkote Avenue

San Diego, CA 92121

Telephone: (858) 952-7570

You also may access these filings on our Internet site at www.trovageneoncology.com. Our web site and the information contained on that site, or connected to that site, are not incorporated into this prospectus or the registration statement of which this prospectus is a part.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Diego, California, on the 17th day of May 2019.

TROVAGENE, INC.

By:	/s/ Thomas H. Adams
Thomas H. Adams
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated

Signature	Title	Date

/s/ Thomas H. Adams	Chief Executive Officer and Chairman (Principal Executive Officer and Principal Financial and Accounting Officer)	May 17, 2019
Thomas H. Adams

*	Director	May 17, 2019
John P. Brancaccio

*	Director	May 17, 2019
Gary S. Jacob

*	Director	May 17, 2019
Rodney S. Markin

*	Director	May 17, 2019
Athena Countouriotis

*	By:	/s/ Thomas H. Adams
Attorney-In-Fact

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